EXHIBIT 4.1
FOURTH AMENDMENT TO AMENDED AND RESTATED
RIGHTS AGREEMENT
     This Fourth Amendment to Amended and Restated Rights Agreement (this “Fourth Amendment”), dated as of as of October 3, 2005, is entered into by and between Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”) and Computershare Shareholder Services, Inc. (formerly known as EquiServe Trust Company, N.A.) (the “Rights Agent”) and amends the Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of January 22, 2002, by and between the Company, and the Rights Agent, as amended by the First Amendment to the Rights Agreement, dated as of June 26, 2002, the Second Amendment to the Rights Agreement, dated as of October 21, 2003, and the Third Amendment to the Rights Agreement, dated as of February 14, 2005. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Rights Agreement.
RECITALS
     WHEREAS, the Company has proposed to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 3, 2005, with Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Company L.P.”), Brandywine Realty Trust, a Maryland real estate investment trust (“Parent”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (“Parent L.P.”), Brandywine Cognac I, LLC, a Maryland limited liability company (“Merger Sub”), Brandywine Cognac II, LLC, a Delaware limited liability company (“L.P. Merger Sub”), pursuant to which the Company will merge with Merger Sub and Merger Sub L.P. will merge with Company L.P. on the terms set forth therein;
     WHEREAS, pursuant to Section 27 of the Rights Agreement the Board of Trustees of the Company (the “Board”) may, and the Rights Agent shall, if the Company so directs, amend the Rights Agreement prior to a Distribution Date without the approval of any holders of Common Shares, subject to the penultimate sentence thereof; and
     WHEREAS, the Board has authorized this Fourth Amendment.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Rights Agreement as follows:
     Section 1. Amendments.
     (a) Section 1(a) of the Rights Agreement is amended by adding the following language to the end of the first sentence thereof:
“; (g) Brandywine Realty Trust, a Maryland real estate investment trust (“Parent”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (“Parent L.P.”), or any of their

Affiliates or Associates by virtue of approval, execution or delivery of the Agreement and Plan of Merger, to be entered into as of October 3, 2005, by and among the Company, Parent, Parent L.P., Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Company L.P.”), Brandywine Cognac I, LLC, a Maryland limited liability company (“Merger Sub”), Brandywine Cognac II, LLC, a Delaware limited liability company (“L.P. Merger Sub”), as it may be amended from time to time in accordance with its terms (the “Merger Agreement”), by virtue of the consummation of any of the transactions contemplated by the Merger Agreement or by virtue of the execution of the Voting Agreement, dated as of October 3, 2005, by and among Parent, Parent L.P. and Michael V. Prentiss (the “MVP Holder”) and the Voting Agreement, dated as of October 3, 2005, by and among Parent, Parent L.P. and Thomas F. August (the “TFA Holder,” together with the MVP Holder, the “Holders”) (the “Voting Agreements”) to be executed in connection with the Merger Agreement; or (h) the Holders in connection with the execution, delivery and the performance of the Voting Agreements.”
     (b) Section 1(i) of the Rights Agreement is amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of the approval, execution or delivery of the Merger Agreement or the Voting Agreements or by virtue of the consummation of the transactions contemplated by the Merger Agreement.”
     (c) Section 1(u) of the Rights Agreement is amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred by virtue of the approval, execution or delivery of the Merger Agreement or the Voting Agreements or by virtue of the consummation of the transactions contemplated by the Merger Agreement.”
     (d) Section 1(v) of the Rights Agreement is amended by adding the following at the end thereof:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred by virtue of the approval, execution or delivery of the

Merger Agreement or the Voting Agreements or by virtue of the consummation of the transactions contemplated by the Merger Agreement.”
     (e) Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 11(a) shall not apply to the approval, execution and delivery of the Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated thereby.”
     (f) Section 13 of the Rights Agreement is amended by adding the following provision at the end thereof:
“(d) Notwithstanding the foregoing, this Section 13 shall not apply to approval, execution or delivery of the Voting Agreements, the Merger Agreement or the transactions contemplated thereby.”
     (g) The fourth paragraph of Exhibit B to the Rights Agreement is amended by adding the following sentence to the end thereof:
“Notwithstanding the foregoing or anything in the Rights Agreement to the contrary, the Rights shall not separate from the Common Shares and a distribution of the Rights Certificates shall not occur solely on the basis of the acquisition of beneficial ownership of 10% or more of the outstanding Common Shares by Brandywine Realty Trust, a Maryland real estate investment trust (“Parent”), Brandywine Operating Partnership, L.P. a Delaware limited partnership (“Parent L.P.”), or any of their Affiliates or Associates by virtue of approval, execution or delivery of the Agreement and Plan of Merger, to be entered into as of October 3, 2005, by and among Parent, Parent L.P., Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Company L.P.”), Prentiss Properties Trust, a Maryland real estate investment trust (“Company”), Brandywine Cognac I, LLC, a Maryland limited liability company (“Merger Sub”), Brandywine Cognac II, LLC, a Delaware limited liability company (“L.P. Merger Sub”), as it may be amended from time to time in accordance with its terms (the “Merger Agreement”), or by virtue of the consummation of any of the transactions contemplated by the Merger Agreement.
     Section 2. Effectiveness. This Fourth Amendment shall become effective as of, and immediately prior to, the execution and delivery of the Merger Agreement and the Voting Agreements. Except as set forth in Section 1 hereof, the terms and provisions of the Rights Agreement remain in full force and effect and are hereby ratified and confirmed.

     Section 3. Authority. Each party represents that such party has full power and authority to enter into this Fourth Amendment and that this Fourth Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
     Section 4. Governing Law. This Fourth Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed within such State.
     Section 5. Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:			PRENTISS PROPERTIES TRUST

By:	/s/ Gregory S. Imhoff		By:	/s/ Thomas F. August

	Name:	Gregory S. Imhoff		Name:	Thomas F. August
	Title:	Sr. Vice President & Corporate Secretary		Title:	President & Chief Executive Officer

Attest:			COMPUTERSHARE SHAREHOLDER SERVICES, INC.

By:	/s/ Thomas F. Tighe		By:	/s/ John Piskadlo

	Name:	Thomas F. Tighe		Name:	John Piskadlo
	Title:	Managing Director		Title:	Sr. Account Manager

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